UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2021

Coty Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35964	13-3823358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 389-7300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 per share	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 22, 2021, Coty Inc. (the “Company”) announced that it, together with its wholly-owned subsidiaries HFC Prestige Products, Inc. and HFC Prestige International U.S. LLC (collectively, the “Issuers”), intends to offer, in a private transaction, up to $500 million in principal amount of senior secured notes (the “Notes”), subject to market and other conditions. A copy of the press release issued by the Company on November 22, 2021 announcing the offering of the Notes is included as Exhibit 99.1 hereto and incorporated by reference herein.

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Coty Inc., dated November 22, 2021, relating to the offering of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.
(Registrant)

Date: November 22, 2021	By:	/s/ Laurent Mercier
	Name:	Laurent Mercier
	Title:	Chief Financial Officer